EXHIBIT 5

                           HOGAN & HARTSON L.L.P.
                              Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, D.C. 20004-1109

                               June 11, 2003

Board of Trustees
ElderTrust
2711 Centerville Road, Suite 108
Wilmington, Delaware 19808

Gentlemen:
     We are acting as counsel to ElderTrust, a Maryland real estate investment trust (the Company), in connection with its registration statement on Form S 8 (the Registration Statement), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 250,000 common shares of beneficial interest, $.01 par value per share, of the Company (the Shares) issuable under the Companys 2003 Share Option and Incentive Plan (the Plan). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S K, 17 C.F.R. 229.601 (b)
(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Declaration of Trust of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the Declaration of Trust).

     4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

ElderTrust
June 11, 2003
Page 2

     5. Resolutions of the Board of Trustees of the Company (the Board). adopted on March 27, 2003 and May 23, 2003 relating to Board approval and adoption of the Plan and the issuance and sale of the Shares under the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     6. Resolutions of the shareholders of the Company adopted on May 23, 2003 relating to shareholder approval of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law on applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended and Maryland General Corporation Law, as amended include the applicable statutory provisions contained therein and all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

ElderTrust
June 11, 2003
Page 3


     This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

     We consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an expert within the meaning of the Securities Act of 1933, as amended.


                                             Very truly yours,

                                             /s/ HOGAN & HARTSON L.L.P.


                                             HOGAN & HARTSON L.L.P.